UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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Accenture SCA
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ACCENTURE SCA

 Notice of Annual General Meeting of Shareholders
to be held on November 15, 2012
The shareholders of Accenture SCA, a Luxembourg partnership limited by shares (société en commandite par actions) registered with the Luxembourg Trade and Companies Register under the number B 79874, with registered and principal executive offices at 46A, avenue J.F. Kennedy L-1855 Luxembourg (“Accenture SCA”), are cordially invited to attend the
ANNUAL GENERAL MEETING
which will be held on November 15, 2012, at 12:00 noon, local time, at the offices of Allen & Overy Luxembourg at 33 avenue J.F. Kennedy L-1855 Luxembourg (the “Annual General Meeting”) with the following agenda:

1.
Presentation of (i) the report on the annual accounts issued by Accenture plc, the general partner of Accenture SCA, and (ii) the report of the external auditor (réviseur d’entreprises agréé) of Accenture SCA for the year ended August 31, 2012;

2.	Approval of (i) the balance sheet, (ii) the profit and loss accounts and (iii) the notes to the accounts of Accenture SCA as of and for the year ended August 31, 2012;

3.
Allocation of the results of Accenture SCA as of and for the year ended August 31, 2012, declaration of a cash dividend in a per share amount of USD $0.81 to each holder of a Class I common share of Accenture SCA of record as of October 9, 2012 and authorization to the general partner of Accenture SCA to determine any applicable terms in respect of the payment of the dividend;

4.
Authorization and granting of power to the general partner of Accenture SCA to pay up to EUR 600 million taken from the distributable reserves of Accenture SCA as interim dividends between November 15, 2012 and November 14, 2013 in accordance with the last paragraph of article 19 of Accenture SCA’s articles of association;

5.	Discharge of the duties of the general partner of Accenture SCA in connection with the year ended August 31, 2012;

6.
Re-appointment of KPMG S.à r.l. as the external auditor of Accenture SCA on a stand-alone basis for the year ending August 31, 2013, subject to approval by the Audit Committee of the general partner of Accenture SCA of the engagement of KPMG S.à r.l. as the external auditor of Accenture SCA, in satisfaction of the Luxembourg law requirement that Accenture SCA’s shareholders appoint a supervisory board or external auditor of Accenture SCA’s annual accounts; and

7.
Re-appointment of KPMG LLP as the independent auditor of Accenture SCA on a consolidated basis with its subsidiaries for the year ending August 31, 2013, subject to approval by the Audit Committee of the general partner of Accenture SCA of the engagement of KPMG LLP as the independent auditor of Accenture SCA.

The foregoing items of business are more fully described in the information statement accompanying this notice.
Shareholders may obtain, free of charge, copies of (a) the stand-alone (i) balance sheet, (ii) profit and loss accounts and (iii) notes to the accounts of Accenture SCA for the year ended August 31, 2012, (b) the list of securities held by Accenture SCA, (c) the list of shareholders, if any, who have not fully paid up their shares with an indication of the number of shares and their contact details, (d) the report of the general partner of Accenture SCA, (e) the report of the external auditor of Accenture SCA and (f) the consolidated accounts of Accenture SCA by making a written request to Accenture plc c/o Accenture, 161 N. Clark Street, Chicago, IL 60601, United States of America, Attention: Secretary or at Accenture SCA’s registered office at 46A, avenue J.F. Kennedy L-1855 in Luxembourg.

The general partner of Accenture SCA has fixed 11:59 p.m., local time in Luxembourg on October 9, 2012 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual General Meeting. This means that only those persons who were registered holders in Luxembourg of Accenture SCA Class I common shares at such time on that date will be entitled to receive notice of the Annual General Meeting and to attend and vote at the Annual General Meeting.
The general partner of Accenture SCA is not asking you for a proxy in connection with the Annual General Meeting and you are requested not to send us a proxy.
Important Notice Regarding the Availability of the Notice of Annual General Meeting of Shareholders and Information Statement for the Annual General Meeting to Be Held on November 15, 2012: The Notice of Annual General Meeting of Shareholders and this Information Statement are available on the Investor Relations section of the Accenture plc website (http://investor.accenture.com). Information on the website is not incorporated herein by reference.

ACCENTURE PLC,

acting as general partner of Accenture SCA
Dated: October 999,999,999,999,999,999,999,999, 2012

INFORMATION STATEMENT

GENERAL INFORMATION
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
Date, Time and Place
This information statement is provided to the shareholders of Accenture SCA, a Luxembourg partnership limited by shares with registered and principal executive offices at 46A, avenue J.F. Kennedy L-1855 Luxembourg (“Accenture SCA” or the “Company”) and registered with the Luxembourg Trade and Companies Register under the number B 79874, in connection with the annual general meeting of Accenture SCA’s shareholders to be held at 12:00 noon local time on November 15, 2012 (the “Annual General Meeting”). The Annual General Meeting will be held at the offices of Allen & Overy Luxembourg at 33 avenue J.F. Kennedy L-1855 Luxembourg. This information statement is first being sent to shareholders on or about October 999,999,999,999,999,999,999,999, 2012.
Who Can Vote; Votes Per Share
All persons who are registered holders of Accenture SCA Class I common shares at 11:59 p.m., local time in Luxembourg, on October 9, 2012 (the record date) are shareholders of record for the purposes of the Annual General Meeting and will be entitled to vote at the Annual General Meeting. As of such time, there were 9,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999 outstanding Class I common shares of Accenture SCA (which number does not include issued shares held by Accenture SCA and/or its subsidiaries) held by 9,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999 shareholders of record. 9,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999,999 of those outstanding shares were held by Accenture plc, the general partner of Accenture SCA (together with its controlled subsidiaries, “Accenture”). These shareholders of record will be entitled to one vote per Class I common share of Accenture SCA on all matters submitted to a vote of shareholders, so long as those votes are represented at the Annual General Meeting. Your shares will be represented if you attend and vote at the Annual General Meeting in person or by proxy.
Quorum and Voting Requirements
There are seven ordinary items to be considered at the Annual General Meeting.
Under Luxembourg law and Accenture SCA’s articles of association, there are no quorum requirements for approving the ordinary items.
In order to be approved, ordinary items being considered require the affirmative vote of a majority of the votes cast. Abstentions will not affect the voting results.
Accenture plc intends to vote all of the shares that it holds in favor of approving each of the items set out in the agenda of the Annual General Meeting. As Accenture plc holds more than 999,999,999,999,999,999,999,999% of the aggregate outstanding Accenture SCA Class I common shares as of October 9, 2012, Accenture plc has the power, acting by itself, to approve all matters scheduled to be voted upon at the Annual General Meeting.

ITEMS OF BUSINESS FOR THE ANNUAL GENERAL MEETING
The agenda for the Annual General Meeting includes the following items of business:
Item No. 1—Presentation of the Report on Annual Accounts issued by Accenture plc, the general partner of Accenture SCA, and the Report of the External Auditor (réviseur d’entreprises agréé)
At the Annual General Meeting, the shareholders will be presented (i) the report on the annual accounts issued by the general partner of Accenture SCA and (ii) the report of the external auditor (réviseur d’entreprises agréé) of Accenture SCA for the year ended August 31, 2012.
Item No. 2—Approval of the Financial Statements of Accenture SCA as of and for the Year Ended August 31, 2012
At the Annual General Meeting, the shareholders of Accenture SCA will be asked to vote on the approval of the balance sheet, the profit and loss accounts and the notes to the accounts of Accenture SCA as of and for the year ended August 31, 2012.
Item No. 3—Allocation of the Results of Accenture SCA as of and for the Year Ended August 31, 2012 and Declaration of a Per Share Cash Dividend of USD $0.81 on Class I Common Shares
At the Annual General Meeting, the shareholders of Accenture SCA will be asked to vote on the allocation of the results of Accenture SCA as of and for the year ended August 31, 2012, declaration of a cash dividend in a per share amount of USD $0.81 to each holder of a Class I common share of Accenture SCA of record as of October 9, 2012 and authorization to the general partner of Accenture SCA to determine any applicable terms in respect of the payment of the dividend, in the manner provided in Article 19 of Accenture SCA’s articles of association.
Following the allocation of net profits to the payment of any dividend voted on above, the balance of the net profits will be allocated to the distributable reserves of Accenture SCA.
Item No. 4—Authorization and Granting of Power to the General Partner of Accenture SCA to Pay Up To EUR 600 million Taken from the Distributable Reserves of Accenture SCA as Interim Dividends between November 15, 2012 and November 14, 2013 in accordance with the last paragraph of article 19 of Accenture SCA’s articles of association
The last paragraph of article 19 of Accenture SCA’s articles of association states that:
“The General Partner may decide to pay interim dividends under the conditions and within the limits laid down in the Law. According to the provisions of the Law, the General Partner may proceed to the payment of interim dividends not more than two months after the date at which interim accounts have been made up in that respect. The payment of dividends, if fully or partially drawn from distributable reserves, whether or not the premium reserve, requires the prior authorisation of a general meeting of Shareholders. Such authorisation can be given for a specific event and a specific transaction or be a general authorisation and cover a number of transactions or cover a certain period of time.”
Accordingly, the shareholders of Accenture SCA will be asked to vote, at the Annual General Meeting, on whether to authorize and grant power to the general partner of Accenture SCA to pay, in one or several times at the general partner’s sole discretion, up to EUR 600 million taken from the distributable reserves of Accenture SCA as interim dividends between November 15, 2012 and November 14, 2013.
Item No. 5—Discharge of the Duties of the General Partner of Accenture SCA
At the Annual General Meeting, the shareholders of Accenture SCA will be asked to vote on the discharge of the duties of the general partner of Accenture SCA in connection with the year ended August 31, 2012.

Item No. 6—Re-Appointment of KPMG S.à r.l. as External Auditor of Accenture SCA on a Stand-Alone Basis
At the Annual General Meeting, the shareholders of Accenture SCA will be asked to vote on the re-appointment of KPMG S.à r.l. as the external auditor of Accenture SCA on a stand-alone basis for the year ending August 31, 2013, subject to approval by the Audit Committee of the general partner of Accenture SCA of the engagement of KPMG S.à r.l. as the external auditor of Accenture SCA, in satisfaction of the Luxembourg law requirement that Accenture SCA’s shareholders appoint a supervisory board or external auditor of Accenture SCA’s annual accounts.
Item No. 7—Re-Appointment of KPMG LLP as Independent Auditor of Accenture SCA
At the Annual General Meeting, the shareholders of Accenture SCA will be asked to vote on the re-appointment of KPMG LLP as the independent auditor of Accenture SCA on a consolidated basis with its subsidiaries for the year ending August 31, 2013, subject to approval by the Audit Committee of the general partner of Accenture SCA of the engagement of KPMG LLP as the independent auditor of Accenture SCA.
No representative of either KPMG S.à r.l. or KPMG LLP is expected to attend the Annual General Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership of More than Five Percent
As of September 27, 2012, the only person known by Accenture SCA to be a beneficial owner (as defined below) of more than 5% of Accenture SCA’s Class I common shares was as follows:

	Class I common shares
Name and Address of Beneficial Owner	shares beneficially owned		% of shares beneficially owned
Accenture plc
1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland	647,225,348	(1)	92%	(1)
_______________

(1)
In addition, Accenture plc may be deemed to beneficially own 347,478,150 Class I common shares held by Accenture SCA and wholly-owned subsidiaries of Accenture SCA. Under Luxembourg law, shares of Accenture SCA held by Accenture SCA or any of its direct or indirect subsidiaries may not be voted at meetings of the shareholders of Accenture SCA.

Beneficial Ownership of Directors and Executive Officers of Accenture plc
The following table sets forth, as of September 27, 2012, information regarding beneficial ownership of Accenture SCA Class I common shares and Accenture plc Class A ordinary shares and Class X ordinary shares held by (1) each of Accenture plc’s directors, (2) Accenture plc’s chief executive officer, chief financial officer and each other person who may be a named executive officer of Accenture plc for fiscal 2012 and (3) all of the current directors and executive officers of Accenture plc as a group. To our knowledge, except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares beneficially owned by him or her. For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days after September 27, 2012. For purposes of computing the percentage of outstanding Accenture SCA Class I common shares and/or Accenture plc Class A ordinary shares and/or Class X ordinary shares held by each person or group of persons named below, any shares that such person or persons has the right to acquire within 60 days after September 27, 2012 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name(1)										Percentage of the total number of Accenture plc Class A and Class X ordinary shares beneficially owned

	Accenture SCA Class I common shares			Accenture plc Class A ordinary shares			Accenture plc Class X ordinary shares
	shares beneficially owned	% shares beneficially owned		shares beneficially owned	% shares beneficially owned		shares beneficially owned	% shares beneficially owned
William D. Green(2)(3)	80,046	*	%	508,192	**	%	80,046	***	%	****	%
Pierre Nanterme(2)(4)	91,597	*		199,349	**		91,597	***		****
Dina Dublon(5)	—	—		47,134	**		—	—		****
Charles Giancarlo	—	—		20,100	**		—	—		****
Nobuyuki Idei	—	—		2,637	**		—	—		****
William L. Kimsey	—	—		12,474	**		—	—		****
Robert I. Lipp(6)	—	—		179,298	**		—	—		****
Marjorie Magner	—	—		19,637	**		—	—		****
Blythe J. McGarvie(7)	—	—		23,936	**		—	—		****
Mark Moody-Stuart	—	—		73,810	**		—	—		****
Gilles Pélisson	—	—		—	—		—	—		—
Wulf von Schimmelmann	—	—		17,549	**		—	—		****

Name(1)							Percentage of the total number of Accenture plc Class A and Class X ordinary shares beneficially owned

	Accenture SCA Class I common shares		Accenture plc Class A ordinary shares		Accenture plc Class X ordinary shares
	shares beneficially owned	% shares beneficially owned	shares beneficially owned	% shares beneficially owned	shares beneficially owned	% shares beneficially owned
Kevin Campbell(8)	—	—	55,245	**	—	—	****
Gianfranco Casati(2)(9)	89,857	*	73,322	**	—	—	****
Martin Cole(10)	—	—	172,346	**	—	—	****
Shawn Collinson(11)	—	—	60,676	**	—	—	****
Anthony Coughlan(12)	—	—	118,099	**	—	—	****
Pamela Craig(2)(13)	178,719	*	264,067	**	170,907	***	****
Johan Deblaere(14)	—	—	129,594	**	—	—	****
Richard Lumb(15)	—	—	156,333	**	—	—	****
Jean-Marc Ollagnier(2)(16)	125,043	*	22,223	**	98,407	***	****
Stephen J. Rohleder(2)(17)	25,000	*	120,154	**	25,000	***	****
Michael Salvino(18)	—	—	28,487	**	—	—	****
Robert E. Sell(2)(19)	40,000	*	10,934	**	40,000	***	****
Jill B. Smart(2)(20)	198,000	*	74,343	**	198,000	***	****
Julie Spellman Sweet(21)	—	—	29,540	**	—	—	****
Alexander van ‘t Noordende(22)	—	—	104,830	**	—	—	****
All current directors and executive officers as a group (26 persons)(2)(23)	828,262	*	2,469,064	**	703,957	1.6	****

*	Less than 1% of Accenture SCA’s Class I common shares outstanding.

**	Less than 1% of Accenture plc’s Class A ordinary shares outstanding.

***	Less than 1% of Accenture plc’s Class X ordinary shares outstanding.

****	Less than 1% of the total number of Accenture plc’s Class A ordinary shares and Class X ordinary shares outstanding.

(1)	Address for all persons listed is c/o Accenture, 161 N. Clark Street, Chicago, IL 60601, USA.

(2)
Subject to the provisions of its articles of association, Accenture SCA is obligated, at the option of the holder of such shares and at any time, to redeem any outstanding Accenture SCA Class I common shares. The redemption price per share generally is equal to the market price of an Accenture plc Class A ordinary share at the time of the redemption. Accenture SCA has the option to pay this redemption price with cash or by delivering Accenture plc Class A ordinary shares generally on a one-for-one basis as provided for in the articles of association of Accenture SCA. Each time an Accenture SCA Class I common share is redeemed, Accenture plc has the option to, and intends to, redeem an Accenture plc Class X ordinary share from that holder, for a redemption price equal to the par value of the Accenture plc Class X ordinary share, or $.0000225. All Accenture SCA Class I common shares owned by the officer have been pledged to secure non-compete obligations owing to Accenture SCA.

(3)
Includes 227,290 Accenture plc Class A ordinary shares expected to be distributed within 60 days from September 27, 2012 upon the vesting of performance-based restricted share units previously awarded to the officer. The vesting of the restricted share units is subject to written certification by the Compensation Committee of Accenture plc of the achievement of specified performance objectives, which is expected to occur on or about October 18, 2012.

(4)
Includes 16,237 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from September 27, 2012. Includes 467 restricted share units that could be delivered as Accenture plc Class A ordinary shares within 60 days from September 27, 2012. Includes 46,545 Accenture plc Class A ordinary shares expected to be distributed within 60 days from September 27, 2012 upon the vesting of performance-based restricted share units previously awarded to the officer. The vesting of the restricted share units is subject to written certification by the Compensation Committee of Accenture plc of the achievement of specified performance objectives, which is expected to occur on or about October 18, 2012.

(5)	Includes 10,000 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from September 27, 2012.

(6)	Includes 20,000 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from September 27, 2012.

(7)	Includes 5,000 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from September 27, 2012.

(8)
Includes 55,245 Accenture plc Class A ordinary shares expected to be distributed within 60 days from September 27, 2012 upon the vesting of performance-based restricted share units previously awarded to the officer. The vesting of the restricted share units is subject to written certification by the Compensation Committee of Accenture plc of the achievement of specified performance objectives, which is expected to occur on or about October 18, 2012.

(9)
Includes 25,968 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from September 27, 2012. Includes 47,354 Accenture plc Class A ordinary shares expected to be distributed within 60 days from September 27, 2012 upon the vesting of performance-based restricted share units previously awarded to the officer. The vesting of the restricted share units is subject to written certification by the Compensation Committee of Accenture plc of the achievement of specified performance objectives, which is expected to occur on or about October 18, 2012.

(10)
Includes 47,354 Accenture plc Class A ordinary shares expected to be distributed within 60 days from September 27, 2012 upon the vesting of performance-based restricted share units previously awarded to the officer. The vesting of the restricted share units is subject to written certification by the Compensation Committee of Accenture plc of the achievement of specified performance objectives, which is expected to occur on or about October 18, 2012.

(11)
Includes 30,552 Accenture plc Class A ordinary shares owned by the officer that have been pledged to secure non-compete obligations owing to Accenture plc. Includes 7,578 Accenture plc Class A ordinary shares expected to be distributed within 60 days from September 27, 2012 upon the vesting of performance-based restricted share units previously awarded to the officer. The vesting of the restricted share units is subject to written certification by the Compensation Committee of Accenture plc of the achievement of specified performance objectives, which is expected to occur on or about October 18, 2012.

(12)	Includes 16,401 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from September 27, 2012.

(13)
Includes 27,335 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from September 27, 2012. Includes 66,295 Accenture plc Class A ordinary shares expected to be distributed within 60 days from September 27, 2012 upon the vesting of performance-based restricted share units previously awarded to the officer. The vesting of the restricted share units is subject to written certification by the Compensation Committee of Accenture plc of the achievement of specified performance objectives, which is expected to occur on or about October 18, 2012.

(14)
Includes 52,273 Accenture plc Class A ordinary shares owned by the officer that have been pledged to secure non-compete obligations owing to Accenture plc. Includes 37,883 Accenture plc Class A ordinary shares expected to be distributed within 60 days from September 27, 2012 upon the vesting of performance-based restricted share units previously awarded to the officer. The vesting of the restricted share units is subject to written certification by the Compensation Committee of Accenture plc of the achievement of specified performance objectives, which is expected to occur on or about October 18, 2012.

(15)	Includes 120,439 Accenture plc Class A ordinary shares owned by the officer that have been pledged to secure non-compete obligations owing to Accenture plc.

(16)
Includes 16,237 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from September 27, 2012. Includes 61 restricted share units that could be delivered as Accenture plc Class A ordinary shares within 60 days from September 27, 2012.

(17)
Includes 56,824 Accenture plc Class A ordinary shares expected to be distributed within 60 days from September 27, 2012 upon the vesting of performance-based restricted share units previously awarded to the officer. The vesting of the restricted share units is subject to written certification by the Compensation Committee of Accenture plc of the achievement of specified performance objectives, which is expected to occur on or about October 18, 2012.

(18)
Includes 11,368 Accenture plc Class A ordinary shares expected to be distributed within 60 days from September 27, 2012 upon the vesting of performance-based restricted share units previously awarded to the officer. The vesting of the restricted share units is subject to written certification by the Compensation Committee of Accenture plc of the achievement of specified performance objectives, which is expected to occur on or about October 18, 2012.

(19)	Includes 10,934 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from September 27, 2012.

(20)
Includes 16,401 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from September 27, 2012. Includes 18,943 Accenture plc Class A ordinary shares expected to be distributed within 60 days from September 27, 2012 upon the vesting of performance-based restricted share units previously awarded to the officer. The vesting of the restricted share units is subject to written certification by the Compensation Committee of Accenture plc of the achievement of specified performance objectives, which is expected to occur on or about October 18, 2012.

(21)
Includes 28,076 Accenture plc Class A ordinary shares expected to be distributed within 60 days from September 27, 2012 upon the vesting of performance-based restricted share units previously awarded to the officer. The vesting of the restricted share units is subject to written certification by the Compensation Committee of Accenture plc of the achievement of specified performance objectives, which is expected to occur on or about October 18, 2012.

(22)
Includes 47,354 Accenture plc Class A ordinary shares expected to be distributed within 60 days from September 27, 2012 upon the vesting of performance-based restricted share units previously awarded to the officer. The vesting of the restricted share units is subject to written certification by the Compensation Committee of Accenture plc of the achievement of specified performance objectives, which is expected to occur on or about October 18, 2012.

(23)
Includes 164,513 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from September 27, 2012, 203,264 Accenture plc Class A ordinary shares owned by officers that have been pledged to secure non-compete obligations owing to Accenture plc, and 642,864 Accenture plc Class A ordinary shares expected to be distributed within 60 days from September 27, 2012 upon the vesting of performance-based restricted share units previously awarded to the officer. The vesting of the restricted share units is subject to written certification by the Compensation Committee of Accenture plc of the achievement of specified performance objectives, which is expected to occur on or about October 18, 2012. All Accenture SCA Class I common shares owned by the officers have been pledged to secure non-compete obligations owing to Accenture SCA.

INDEPENDENT AUDITORS’ FEES
Independent Auditors’ Fees
The following table describes fees for professional audit services rendered by KPMG LLP and its affiliates (“KPMG”), Accenture’s principal accountant, for the audit of Accenture’s annual financial statements for the years ended August 31, 2012 and August 31, 2011 and internal control over financial reporting, and fees billed for other services rendered by KPMG during these periods.

Type of Fee	2012	2011
	(in thousands)
Audit Fees(1)	$13,588	$13,864
Audit-Related Fees(2)	586	357
Tax Fees(3)	238	205
All Other Fees(4)	632	161
Total(5)	$15,044	$14,588
 ____________

(1)
Audit Fees, including those for statutory audits, include the aggregate fees recorded for the fiscal year indicated for professional services rendered by KPMG for the audit of Accenture plc’s and Accenture SCA’s annual financial statements and review of financial statements included in Accenture’s Forms 10-Q and Form 10-K. Audit Fees include fees for the audit of Accenture’s internal control over financial reporting.

(2)
Audit-Related Fees include the aggregate fees recorded during the fiscal year indicated for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of Accenture plc’s and Accenture SCA’s financial statements and not included in Audit Fees. Audit-Related Fees also include fees for accounting advice and opinions related to various employee benefit plans and fees for services to issue Statement on Standards for Attestation Engagements (SSAE) No. 16 reports.

(3)	Tax Fees include the aggregate fees recorded during the fiscal year indicated for professional services rendered by KPMG for tax compliance, tax advice and tax planning.

(4)	All Other Fees include the aggregate fees recorded during the fiscal year indicated for products and services provided by KPMG, other than the services reported above.

(5)	May not total due to rounding.

Procedures For Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
Pursuant to its charter, the Audit Committee of the Board of Directors of Accenture plc is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between Accenture and its independent auditors. The Audit Committee has delegated to its chair the authority to review and pre-approve any such engagement or relationship, which may be proposed in between its regular meetings. Any such pre-approval is subsequently considered and ratified by the Audit Committee at the next regularly scheduled meeting. KPMG S.à r.l.’s engagement to conduct the audit of Accenture SCA for fiscal year 2012 was approved by the Audit Committee on October 19, 2011.
OTHER MATTERS
The general partner of Accenture SCA is not aware of any matters not set forth herein that may come before the Annual General Meeting.
Dated: October 999,999,999,999,999,999,999,999, 2012